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As filed with the Securities and Exchange Commission on January 12, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement Under The Securities Act of 1933

INNOVEX, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1223933 (I.R.S. Employer Identification No.)
5540 Pioneer Creek Drive Maple Plain, Minnesota 55359-9003 (763) 479-5300 (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

William P. Murnane
President and Chief Executive Officer
Innovex, Inc.
5540 Pioneer Creek Drive
Maple Plain, Minnesota 55359-9003
(763) 479-5300
(Name, address, including zip code, and telephone number including area code, of agent for service)
COPIES TO:
Charles P. Moorse Jonathan B. Levy Lindquist & Vennum P.L.L.P. 4200 IDS Center 80 South 8th Street Minneapolis, Minnesota 55402 Telephone: (612) 371-3211

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, par value $.04 per share	3,500,000	$5.26	$18,410,000	$2,166.86

(1)
Estimated in accordance with Rule 457(c) solely for the purpose of determining the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low prices of the Company's common stock as reported on the Nasdaq National Market on January 11, 2005.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject To Completion, Dated January 12, 2005

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

3,500,000 Shares

Common Stock

        Our common stock is traded on the Nasdaq National Market under the symbol "INVX." On January 11, 2005, the last reported sale price of our common stock was $5.23 per share.

        Our business and an investment in our common stock involve significant risks. These risks are described under the caption "Risk Factors" beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                                 .

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may offer up to an aggregate 3,500,000 of shares of our common stock in one or more offerings from time to time. This prospectus provides you with a general description of our common stock. Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, of 15(d) of the Securities Exchange Act of 1934 while this registration statement is effective.

  •
  Annual report on Form 10-K for the year ended September 30, 2004 filed on December 7, 2004 (including information specifically incorporated by reference into our Form 10-K from our definitive notice and proxy statement filed on December 15, 2004 and definitive additional proxy material filed on December 17, 2004 for our 2005 annual meeting of shareholders to be held on January 18, 2005);

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  Current report on Form 8-K dated January 12, 2005;

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  Current report on Form 8-K dated January 6, 2005;

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  Current report on Form 8-K dated December 9, 2004; and

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  Description of our common stock as described in our Form 8-A Registration Statement dated January 29, 1985, which became effective as of July 31, 1985 (Registration Statement No. 0-13143), including any amendment or report filed for the purpose of updating such description.

        The information in this prospectus about Innovex is not comprehensive and you should also read the information in the documents incorporated by reference into this prospectus. Information that we file later with the SEC and that is incorporated by reference into this prospectus will automatically update and supersede information in this prospectus.

        You may request a copy of any or all of the documents incorporated by reference in this prospectus at no cost, by writing to or telephone us at the following address:

    Douglas W. Keller
    Vice President-Finance
    5540 Pioneer Creek Drive
    Maple Plain, Minnesota 55359-9003
    (763) 479-5300

        You should rely only on the information included or incorporated by reference in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if we also deliver a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the dates on the front of those documents. Information on our Web site is not a part of this prospectus or a prospectus supplement.

INNOVEX

        We are a leading worldwide provider of flexible circuit interconnect solutions to electronic original equipment manufacturers ("OEMs") in the electronics industry. We offer a full range of customized flexible circuit applications and services from initial design, development and prototype to fabrication, assembly and test on a global basis. Flexible circuit interconnects provide electrical connection between components in electronic systems and are increasingly used as a platform to support the attachment of electronic components. These circuits, due to their mechanical flexure and three-dimensional shape, accommodate packaging contours and motion in a manner that traditional two-dimensional, rigid printed circuit boards ("PCBs") cannot, particularly in applications involving smaller, more portable and complex electronic devices where space available to designers is at a premium. We therefore target high volume markets where miniaturization, form and weight are driving factors and flexible circuits are an enabling technology. Applications for flexible circuits currently addressed by us include data storage devices such as hard disk drives ("HDDs"), liquid crystal displays ("LCDs") for mobile communication devices, tape drives and arrays, flat panel displays and printers.

        Our customers include 3M, Dell, Hewlett Packard, Hitachi, Maxtor, Medtronic, Philips, Quantum, SAE Magnetics (a subsidiary of TDK), Samsung, Seagate, Staktek, StorageTek, Xerox and other leading OEMs. In order to better service our customers who face escalating time to market, cost and global sourcing requirements, we have established manufacturing facilities in Thailand to capitalize on lower cost structures and closer proximity to our customer base. We believe we are a preferred supplier for the majority of our customers' high-end, high volume flexible circuit interconnect requirements.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we may currently deem immaterial, may become important factors that harm our business, financial condition or results of operations. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

        Our sales are concentrated in a small customer base and in the HDD industry.

        Sales to our largest customer constituted 61% of net sales for fiscal 2004, 65% for fiscal 2003 and 64% for fiscal 2002, respectively. Sales to our five largest customers constituted 90% of net sales for fiscal 2004, 90% of net sales for fiscal 2003 and 86% of net sales for fiscal 2002. The loss of one or more of our major customers or a substantial reduction in orders by any significant customer, for any reason, including reductions due to market, economic or competitive conditions in the computer, computer peripheral, mobile communication device and high-end consumer markets, the development by a customer of the capability to produce flexible circuits in high volume for its own products, a transfer of manufacturing operations by a customer to a lower-cost country, a change in the type of interconnect or suspension assembly used by our largest customers or the failure of a customer to pay its account balance with us, could have a material adverse effect on our business, financial condition and results of operations.

        Sales of our FSA and actuator flex products to the hard disk drive industry accounted for 78%, 76% and 74% of our net sales in fiscal 2004, 2003 and 2002, respectively. The disk drive industry is intensely competitive and technology changes rapidly. The industry's demand for disk drive components also fluctuates. The disk drive industry experiences periods of increased demand and rapid growth followed by periods of oversupply and subsequent contraction. These cycles may affect suppliers to this industry because disk drive manufacturers tend to order more disk drive components than they may need during growth periods, and reduce orders for these components during periods of contraction.

        Our selling prices are subject to pricing pressure from our customers and market pressure from our competitors.

        We deal with a limited number of large customers who are able to exert significant pricing pressure on our products. Our selling prices are affected by changes in overall demand for our products, changes in the specific products our customers buy and our products' life cycles. A typical life cycle for our products begins with higher pricing when a product is introduced and decreasing prices as it matures. To offset price decreases during a product's life, we rely primarily on higher sales volume and improving our manufacturing yield and productivity to reduce a product's cost. If we cannot reduce our manufacturing costs as prices decline during our products' life cycles, our business, financial condition and results of operations could be materially adversely affected.

        The markets in which we operate are highly competitive.

        We operate in highly competitive markets and our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price/performance characteristics. Competitive pressures often necessitate price reductions that adversely affect operating results. We will be required to make a continued high level of investment in product development and research, sales and marketing and ongoing customer service and support to remain competitive. There can be no assurance that existing or future competitors will not be able to duplicate our strategies or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

        Our operating results are subject to fluctuations.

        Our past operating results, and our gross margins, have fluctuated from fiscal period to fiscal period. We expect our future operating results and gross margins will continue to fluctuate from fiscal period to fiscal period due to a number of factors, many of which are outside our control and any of which could cause our stock price to fluctuate.

        The primary factors that affect us include the following:

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  changes in overall demand for our products;

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  technological changes (such as data density improvements) that reduce the number of suspension assemblies per disk drive required by disk drive makers;

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  changes in expected customer timing of new product introductions;

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  changes in OEM customer manufacturing yields throughout their products' life cycles;

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  changes in the specific products our customers buy;

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  changes in our selling prices;

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  changes in utilization of our production capacity;

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  changes in our infrastructure costs;

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  changes in our manufacturing process, or problems related to our manufacturing process;

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  changes in our manufacturing yields;

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  changes in our production efficiency;

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  long disruptions in operations at any of our plants for any reason; and

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  changes in the cost of, or limits on, available materials and labor.

        Difficulties in forecasting demand for our products make it difficult to utilize our capacity efficiently.

        If customer demand for our FSAs or our actuator flex, display flex, stacked memory flex or tape storage flex products weakens, or if one or more customers reduce, delay or cancel orders, our business, financial condition and results of operations could be materially adversely affected.

        We typically allow customers to change or cancel orders on short notice. We plan our production and inventory based primarily on forecasts of customer demand, including forecasts of customer pulls of product out of our just-in-time inventory hubs. Our customers typically prefer a dual source supply, and therefore allocate their demand among suppliers. Both customer demand and the resulting forecasts often fluctuate substantially. These factors, among others, create an environment where scheduled production and capacity utilization can vary significantly from week to week, leading to variability in gross margins.

        The following factors complicate accurate capacity planning for market demand:

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  changes in the specific products our customers buy;

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  the pace of technological change;

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  variability in our manufacturing yields and productivity; and

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  long lead times for most of our plant and equipment expenditures, requiring major financial commitments well in advance of actual production requirements.

        We have at times increased our production capacity and the overhead that supports production based on anticipated market demand which has not always developed as expected. As a result, we have periodically underutilized our capacity. Our inability to plan our capacity requirements accurately, or our failure to put in place the technologies and capacity necessary to meet market demand, could have a material adverse effect on our business, financial condition and results of operations.

        Competing technologies may reduce demand for our products.

        Flexible circuit interconnects provide electrical connections between components in electrical systems and are used as a platform to support the attachment of electronic devices. While flexible circuits offer several advantages over competing printed circuit board and ceramic hybrid circuit technologies, our customers may consider changing their designs to use these alternative technologies for future applications. If our customers switch to alternative technologies, our business, financial condition and results of operations could be materially adversely affected. In particular, our largest customer is expected to increase utilization of alternative interconnect technologies that compete with the electrical interconnect features of our FSA products.

        Future technological innovations may reduce demand for disk drives. Data storage alternatives that compete with disk drive-based data storage currently exist. These storage alternatives include semiconductor (flash) memory, tape memory and optical (DVD and CD) drives. The current core technology for disk drive data storage has been the dominant technology in the industry for many years. This technology could be replaced by an alternate technology in the future. Our business, financial condition and results of operations could be materially adversely affected if the computer industry adopts technology that replaces disk drives as a computer data storage medium.

        We have experienced annual losses from operations in the fiscal year ended September 30, 2004 and in prior years, and we may not achieve net income on a consistent basis.

        While we generated net profits for several quarters in fiscal 2004 and fiscal 2003, we had net losses of $17.5 million for fiscal 2004, $3.0 million for fiscal 2003 and $3.8 million in fiscal 2002. Whether we achieve net income on a consistent basis will depend on a number of factors, including:

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  the level of revenue in any given period;

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  our expense levels, particularly for manufacturing costs;

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  our manufacturing efficiency, particularly related to new product introductions and high volume products;

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  the qualification of new products, including new display flex programs and printer flex products; and

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  cultivating new AFC customers.

        To meet industry requirements and remain competitive, we must continue to improve our process capabilities and develop and qualify new products.

        Our continued success depends on our ability to continue to develop manufacturing processes that are capable of tighter tolerances and to develop and rapidly bring to volume production new products that meet increasingly higher performance specifications. A number of risks are inherent in this process. Increasingly higher performance specifications, as well as transitions to new product platforms and materials, initially can lower our overall manufacturing yields and efficiencies. This in turn can cause us to delay or miss product shipments. We also may incur higher manufacturing costs and sales returns or we may need to change or develop new manufacturing processes. If processes change, we may need to replace, modify or design, build and install equipment. These changes may require additional capital.

        We may need to increase our research and development and engineering expenses to support technological advances and to develop and manufacture new products and product features. We expect future flexible circuits to require higher performance specifications and thinner or tighter lines and spaces and to incorporate new material sets.

        If we fail to successfully introduce new products or product features on a regular and timely basis, demand for our existing products could decline, and our business, financial condition and results of operations could be materially adversely affected. If higher performance specifications and tighter lines and spaces are required and we are not able to meet those requirements, our business, financial condition and results of operations could be materially adversely affected.

        We must qualify our products with our customers. The qualification process for these products can be time-consuming, complex and difficult. We cannot be sure that our products will continue to be selected for design into our customers' products. If we are unable to obtain additional customer qualifications, or if we cannot qualify our products for high volume production quantities, or at all, our business, financial condition and results of operations could be materially adversely affected.

        We may not be able to manufacture our products efficiently due to changes in demand or technology, or other unforeseen events.

        We manufacture a wide variety of products with different selling prices and manufacturing costs. Our product mix varies weekly as market demand changes. Any substantial variation in product mix can lead to changes in utilization of our equipment and tooling, inventory obsolescence and overstaffing in certain areas, all of which could adversely impact our business, financial condition and results of operations.

        Rapid technological change in the various electronics industries we serve has led to numerous design changes and tighter performance specifications. The resulting new product designs with tighter performance specifications initially are more difficult to manufacture, could require additional capital expenditures and may require increased development and support expenses. Manufacturing yields and efficiencies also vary from product to product. Newer products typically have lower initial manufacturing yields and efficiencies as we commence volume manufacturing and thereafter ramp to full production. We have experienced sales returns in the past and as we commence volume manufacturing, as new features for our products are introduced or as new manufacturing processes are implemented, we may experience increased sales returns in the future. We cannot be sure that we will attain our output goals and be profitable with regard to any of our new products.

        We may need to transfer production of certain products from one manufacturing site to another. In the past, such transfers have lowered initial yields and/or manufacturing efficiencies. This results in higher manufacturing costs. Our manufacturing plants are located in Maple Plain and Litchfield, Minnesota and Korat and Lamphun, Thailand, all of which can experience severe weather. Severe weather has, at times, resulted in lower production and decreased our shipments.

        We may experience difficulties in closing our Maple Plain facility and transitioning its operations to our Litchfield and Thailand locations.

        As we transfer production of certain products from our Maple Plain manufacturing site to our other locations, we increase the risk of obsolete inventory and may encounter other difficulties. In the past, such transfers have lowered initial yields and/or manufacturing efficiencies. This results in higher manufacturing costs. If we are unable to efficiently transition our operations from Maple Plain to Litchfield and Thailand, our business, financial condition and results of operation could be materially adversely affected.

        We may not be able to adequately protect our intellectual property.

        We license the technology used to produce our FSA products in the HDD industry from Applied Kinetics Inc. ("AKI"). Our ability to defend our rights to this intellectual property depends on the validity and enforceability of AKI's proprietary technology. Should we be unable to enforce our rights with respect to such intellectual property, our business, financial condition and results of operations could be materially adversely affected.

        We attempt to protect our intellectual property rights through patents, copyrights, trade secrets and other measures. We may not, however, be able to protect our technology adequately. In addition, competitors may be able to develop similar technology independently. Our success depends in large part on trade secrets relating to our proprietary manufacturing processes. We seek to protect these trade secrets and our other proprietary technology in part by requiring each of our employees to enter into non-disclosure and non-competition agreements. In these agreements, the employee agrees to maintain the confidentiality of all of our proprietary information and, subject to certain exceptions, to assign to us all rights in any proprietary information or technology made or contributed by the employee during his or her employment. In addition, we regularly enter into non-disclosure agreements with third parties, such as consultants, suppliers and customers. These agreements may, however, be breached, and we may not have an adequate remedy for any such breach. In addition, our competitors may otherwise learn or independently develop our trade secrets.

        We believe that the patents we hold, control and may obtain are valuable, but that they will not independently determine our success. Moreover, we may not receive patents for our pending patent applications, and our issued patents may not be broad enough to protect our technology adequately. We compete in industries with rapid development and technological innovation. We cannot be sure that we will be able to protect our future technology or that any patent issued to us will not be challenged, invalidated, circumvented or infringed. In addition, we have only limited patent rights outside the United States, and the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

        Defending against intellectual property claims may have a material adverse effect on our business.

        We and certain users of our products, have received, and may receive, communications from third parties asserting patents against us or our customers that may relate to our manufacturing equipment or to our products or to products that include our products as a component. If any third party makes a valid infringement claim against us and we are unable to obtain a license on terms acceptable to us, our business, financial condition and results of operations could be materially adversely affected. We expect that, as the number of patents issued continues to increase, the volume of intellectual property claims made against us could increase.

        In July 2000, the Lemelson Medical, Education & Research Foundation Limited Partnership ("Lemelson") filed suit in the Federal District Court in the District of Arizona against us and approximately 90 other defendants. The suit alleges that all of the defendants are violating certain patents owned by Lemelson related to machine vision technologies. Lemelson alleges that certain of the equipment used in our business utilizes this type of technology. We purchased this equipment from vendors whom we believe may have an obligation to indemnify us in the event that the equipment infringes any third-party patent. The complaint seeks damages in an unspecified amount. We have answered the complaint denying that we infringed any of these patents. Since the filing of our answer, the entire case has been stayed in order to allow an earlier-filed case to proceed. During 2004, the earlier-filed case was decided against Lemelson. Lemelson has appealed that decision and the case to which we are a party remains stayed pending the outcome of that appeal. We cannot be sure that we will prevail in this action and any adverse outcome could require us, among other things, to pay royalties to Lemelson. We do not believe it is currently possible to calculate the potential for, or the extent of, any liabilities resulting from this claim.

        We may have difficulty obtaining an adequate supply of raw materials at reasonable prices.

        We currently can obtain certain types of photoresist, a liquid compound used in the photoetching process, certain copper and polyimide laminate materials and certain specialty chemicals used in our manufacturing process from only one supplier of each such material. If we could not obtain the materials referred to above in the necessary quantities, with the necessary quality and at reasonable prices, our business, financial condition and results of operations could be materially adversely affected.

        The loss of key personnel could adversely affect our business.

        Our success depends upon the efforts, contributions and abilities of our senior management. We cannot be sure that the services of our key personnel will continue to be available to us. The loss of services of any of these employees could have a material adverse effect on our business, financial condition and results of operations.

        We may not be able to obtain the capital we need to maintain or grow our business.

        Our ability to execute our long-term strategy may depend to a significant degree on our ability to obtain additional long-term debt and equity capital. We continue to pursue additional debt financing opportunities. We cannot determine the precise amount and timing of our funding needs at this time. We may be unable to obtain future additional financing on terms acceptable to us, or at all. If we fail to comply with certain covenants relating to our indebtedness, we may need to refinance our indebtedness to repay it. We also may need to refinance our indebtedness at maturity. We may not be able to obtain additional capital on favorable terms to refinance our indebtedness.

        The following factors could affect our ability to obtain additional financing on favorable terms, or at all:

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  our results of operations;

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  general economic conditions and conditions in the disk drive industry;

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  the perception in the capital markets of our business;

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  our ratio of debt to equity;

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  our financial condition;

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  our business prospects; and

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  changes in interest rates.

        In addition, certain covenants relating to our existing indebtedness impose certain limitations on additional indebtedness. If we are unable to obtain sufficient capital in the future, we may have to curtail our capital expenditures and reduce research and development expenditures. Any such actions could have a material adverse effect on our business, financial condition and results of operations.

        Servicing our existing debt may constrain our future operations.

        Our ability to satisfy our obligations to pay interest and to repay debt is dependent on our future performance. Our performance depends, in part, on prevailing economic conditions and financial, business and other factors, including factors beyond our control. To the extent that we use a substantial portion of our cash flow from operations to pay the principal of, and interest on, our indebtedness, that cash flow will not be available to fund future operations and capital expenditures. Our debt level also may limit our ability to obtain additional financing to fund future capital expenditures, debt service, research and development, working capital and other general corporate requirements. It also could make us more vulnerable to general economic downturns and competitive pressures. We cannot be sure that our operating cash flow will be sufficient to fund our future capital expenditure and debt service requirements or to fund future operations.

        Our financing agreements contain restrictive covenants with which we may not be able to comply.

        We have entered into a number of financing agreements that contain restrictive financial covenants. These covenants require us, among other things, to maintain specified levels of net income, tangible net worth and interest and leverage ratios, and also impose certain limitations on additional indebtedness, leases, guarantees and the payment of dividends. Our ability to comply with restrictive financial covenants depends upon our future operating performance. Our future operating performance depends, in part, on general industry conditions and other factors beyond our control. We cannot be sure that we will be able to comply with these covenants in the future, and we may not be successful in renegotiating our financing agreements or otherwise obtaining relief from the covenants. If we default under some or all of our financing agreements, our lenders may require that we immediately repay the full outstanding amount we owe to them. In such event, we may have to pursue alternative financing arrangements. If we are not in compliance with financial covenants in our financing agreements at the end of any fiscal quarter, our business, financial condition and results of operations could be materially adversely affected.

        We may not be able to successfully address problems encountered in connection with any future acquisitions.

        We expect to consider opportunities to acquire or make investments in other technologies, products, and businesses that could enhance our technical capabilities, complement our current products and services, or expand the breadth of our markets. Acquisitions and strategic investments, including the purchase of equipment from Gould Electronics, Inc., to manufacture copper clad polyimide, involve numerous risks, including:

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  problems maintaining uniform standards, procedures, controls and policies;

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  unanticipated costs associated with the acquisition, including accounting charges and transaction expenses;

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  problems assimilating the purchased technologies, products or business operations;

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  diversion of management's attention from our core business;

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  adverse effects on existing business relationships with suppliers and customers;

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  risks associated with entering markets in which we have no or limited prior experience; and

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  potential loss of key employees of acquired organizations.

        If we fail to properly evaluate and execute acquisitions and strategic investments, our management team may be distracted from our day-to-day operations, our business may be disrupted and our operating results may suffer. In addition, if we finance acquisitions by issuing equity or convertible debt securities, our existing shareholders would be diluted.

        We face risks from doing business internationally.

        We have manufacturing facilities in Thailand and design, sales and customer support operations in the United Kingdom, Singapore, China and South Korea. Our business is subject to certain risks inherent in international business, many of which are beyond our control. These risks include:

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  changes in local regulatory requirements, including restrictions on product content;

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  changes in the laws and policies affecting trade, investment and taxes (including laws and policies relating to the repatriation of funds and to withholding taxes);

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  differing degrees of protection for intellectual property;

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  foreign labor issues;

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  difficulties in coordinating and managing foreign operations;

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  potential cross border shipment delays;

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  instability of foreign economies and governments;

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  cultural barriers;

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  wars and acts of terrorism; and

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  the spread of severe acute respiratory syndrome, or SARS.

        Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

        We face risks from fluctuations in the value of foreign currency versus the U.S. dollar and the cost of currency exchange.

        While we transact business predominantly in U.S. dollars, a large portion of our sales and expenses are denominated in foreign currencies. Changes in the relation of foreign currencies to the U.S. dollar will affect our costs of goods sold and operating margins and could result in exchange losses. To reduce the impact of certain foreign currency fluctuations, we enter into short-term forward foreign currency exchange contracts in the regular course of business. The forward exchange contracts generally require us to exchange Thailand baht for U.S. dollars or U.S. dollars for Thailand baht at maturity, at rates agreed to at inception of the contracts. These contracts are not designed as hedges, therefore, the gains and losses on foreign currency transactions are included in income as incurred. No assurance can be given that our strategies will prevent future currency fluctuations from having a material adverse effect on our business, financial condition and results of operations.

        A prolonged economic downturn could materially harm our business.

        Negative trends in the general economy, including trends resulting from actual or threatened military action by the United States and threats of terrorist attacks on the United States and abroad, could cause a decrease in consumer and business spending in general.

        We may not be able to maintain good relations with our employees.

        Our ability to conduct business would be impaired if our workforce were to be unionized or if a significant number of our specialized employees were to leave and we could not replace them with comparable personnel. Our business may be adversely affected if we need to adjust the size of our workforce due to fluctuating demand. The locations of our plants and the broad span and technological complexity of our products and processes limit the number of satisfactory engineering and other candidates for key positions.

        We could incur substantial costs as a result of violations of or liabilities under environmental laws.

        Our operations are subject to laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air or water, the management and disposal of hazardous substances or wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions and third-party claims for property damage and personal injury as a result of violations of or liabilities under environmental laws or non-compliance with environmental permits.

        Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

        We are in the process of documenting and testing our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our Independent Auditors addressing these assessments. During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain an effective internal control environment could have a material adverse effect on our stock price.

Risks Related to the Offering

        Our stock price may be volatile.

        The stock market has been and is subject to price and volume fluctuations that particularly affect the market prices for small-capitalization, technology companies like us. The trading price of our common stock is subject to significant fluctuations in response to many factors, including our quarterly operating results, changes in analysts' estimates, our future capital raising activities, announcements of new product qualifications and general conditions in the industries we serve.

        Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

        Presently, anticipated uses of the proceeds of this offering include:

  •
  repaying bank debt, financing acquisitions of other assets or companies; and

  •
  providing working capital.

        We cannot specify with certainty how we will use the net proceeds of this offering. Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "plan," "intend" and "expect" and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in any forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied, by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors." All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by federal securities laws, we are under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

USE OF PROCEEDS

        Unless the prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general corporate funds and may be used to:

  •
  repay bank debt;

  •
  finance acquisitions of other assets and companies; and

  •
  provide working capital.

        Until the net proceeds have been used, they will be invested in short-term marketable securities.

DIVIDEND POLICY

        We have not declared a dividend on our common stock since November 1999. We currently intend to retain all available funds, after repayment of the debt, to support our operations and to finance growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any future determination relating to the dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, credit facility restrictions, capital requirements, financial condition, future prospects and other factors as the board of directors may deem relevant.

PRICE RANGE OF COMMON STOCK

        The table below sets forth the high and low sale prices as reported on the Nasdaq National Market for the periods indicated.

	2004		2003		2002
	High	Low	High	Low	High	Low
First Quarter ending in December	$13.360	$7.1000	$5.200	$1.560	$4.200	$1.260
Second Quarter ending in March	11.330	5.990	7.180	4.050	5.170	3.310
Third Quarter ending in June	7.160	3.900	11.500	6.310	7.425	3.600
Fourth Quarter ending in September	4.590	3.100	15.290	9.560	4.100	1.950

        On January 11, 2005, the reported last sale price on the Nasdaq National Market for our common stock was $5.23.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock summarizes the material terms and provisions of the common stock, but is not complete. For the complete terms of the common stock, please refer to our amended and restated articles of incorporation and our amended bylaws, which are incorporated by reference into the registration statement that includes this prospectus.

General

        Our amended and restated articles of incorporation authorizes us to issue up to 30,000,000 shares of common stock, par value $0.04 per share. As of January 6, 2005, there were 19,119,419 shares of common stock outstanding, held by approximately 624 shareholders of record.

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. No holder of common stock shall be entitled to cumulate votes in the election of directors. The common stock has no preemptive rights and is not subject to conversion or redemption.

        Holders of the common stock are entitled to receive dividends out of earnings or surplus legally available at the times and in the amounts that the board of directors may determine. We have not paid a dividend since November 1999. It is our intention is to continue this policy.

        Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share in all assets legally available for distribution to shareholders after payment of all liabilities and the liquidation preferences, if any, of any outstanding preferred stock. Each outstanding share of common stock is, and any shares of common stock offered by this prospectus when they are paid for will be, fully paid and nonassessable.

        Our board has the right by resolution and without shareholder approval to establish from the authorized shares of common stock different classes or series of shares, with such preferences, rights, qualifications, limitations, and restrictions as our board may establish.

Anti-Takeover Provisions of Minnesota Business Corporation Act

        Section 302A.671 of the Minnesota Business Corporation Act provides that, unless the acquisition of certain new percentages of voting control of our shares (in excess of 20%, 33 1/3% or 50%) by an existing shareholder or other person is approved by a majority of our shareholders other than the acquirer (if already a shareholder) and officers and directors who are also our employees, the shares acquired above such new percentage level of voting control will not be entitled to voting rights. We are required to hold a special shareholders' meeting to vote on any such acquisition within 55 days after the delivery to us by the acquirer of an information statement describing, among other things, the acquirer and any plans of the acquirer to liquidate or dissolve us and copies of definitive financing agreements for any financing of the acquisition not to be provided by funds of the acquirer. If any acquirer does not submit an information statement to us within 10 days after acquiring shares representing a new threshold percentage of voting control, or if the disinterested shareholders vote not to approve such an acquisition, we may redeem the shares so acquired by the acquirer at their market value. Section 302A.671 generally does not apply to a cash offer to purchase all shares of voting stock of the issuing corporation if such offer has been approved by a majority vote of disinterested board members of the issuing corporation.

        Section 302A.673 of the Minnesota Business Corporation Act restricts certain transactions between us and a shareholder who becomes the beneficial holder of 10% or more of our outstanding voting stock (an "interested shareholder") unless a majority of our disinterested directors have approved, prior to the date on which the shareholder acquired a 10% interest, either the business combination transaction suggested by such a shareholder or the acquisition of shares that made such a shareholder a statutory interested shareholder. If such prior approval is not obtained, the statute imposes a four-year prohibition from the interested shareholder's share acquisition date on mergers, sales of substantial assets, loans, substantial issuances of stock and various other transactions involving us and the statutory interested shareholder or his, her or its affiliates.

        In the event of certain tender offers for our stock, Section 302A.675 of the Minnesota Business Corporation Act precludes the tender offeror from acquiring additional shares of stock (including acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of such an offer unless the selling shareholders are given the opportunity to sell the shares on terms that are substantially equivalent to those contained in the earlier tender offer. Section 302A.675 does not apply if a committee of the board of directors consisting of all of its disinterested directors (excluding present and former officers of the corporation) approves the subsequent acquisition before shares are acquired pursuant to the earlier tender offer.

        These statutory provisions could also have the effect in certain circumstances of delaying or preventing a change in the control of us.

Transfer Agent

        Our transfer agent is Registrar and Transfer Company. Their address is 10 Commerce Drive, Cranford, NJ 07016.

PLAN OF DISTRIBUTION

        We may sell any combination of the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers, or through a combination of these methods.

        Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        If the prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

        When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

        The validity of the common shares offered by this prospectus will be passed upon for us by Lindquist & Vennum, P.L.L.P. Any underwriters will be represented by their own counsel.

EXPERTS

        The consolidated balance sheet as of September 30, 2004, and the consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 2004, incorporated by reference in this prospectus, have been included herein in reliance on the report of Grant Thornton LLP, independent registered public accounting firm, given on their authority as experts in accounting and auditing. To the extent that Grant Thornton LLP audits and reports on our consolidated financial statements issued at future dates, and it consents to the future use of their report, those future consolidated financial statements also will be incorporated by reference in this prospectus in reliance on their report given on their authority as experts in accounting and auditing.

3,500,000 Shares

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

        The following is an estimate of our expenses to be incurred in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$2,166.86
NASD filing fee	22,500
Legal fees and expenses*	100,000
Accounting fees and expenses*	60,000
Blue sky fees and expenses*	10,000
Printing and EDGARization of documents*	50,000
Fees of transfer agent and registrar*	5,000
Miscellaneous*	10,333.14
Total	$260,000

*
Estimated pursuant to the instructions to Item 511 of Regulation S K.

ITEM 15. Indemnification of Directors and Officers

        Articles of Incorporation.    Our Articles of Incorporation provide that no director of the corporation may be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under section 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; or (v) for any act or omission occurring prior to February 29, 1988 (the effective date of the indemnification provisions in our Articles of Incorporation).

        Bylaws and Statutory Provisions.    Our Bylaws provide for indemnification of our officers, directors and employees in connection with a proceeding if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

        (1)   has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

        (2)   acted in good faith;

        (3)   received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

        (4)   in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

        (5)   in the case of acts or omissions occurring in the official capacity of a director or, for a person not a director, in the official capacity of an officer, committee member, or employee, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity of a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

ITEM 16. Exhibits

        The following Exhibits are filed as part of this Registration Statement:

1.1	Form of Underwriting Agreement*
4.1	Articles of Incorporation, as amended, are incorporated by reference to Exhibit 3 of the Registrant's Form 10-Q for the Quarter Ended December 31, 1996
4.2	Bylaws, as amended and restated, are incorporated by reference to Exhibit 3(b) of the Registrant's Form 10-Q for the Quarter ended December 31, 2003
5.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant*
23.1	Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant (included as part of Exhibit 5)
23.2	Consent of Grant Thornton LLP*
24.1	Powers of Attorney (included on signature pages)

*
Filed herewith.

ITEM 17. Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (i)    The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Maple Plain, State of Minnesota, on the 11th day of January, 2005.

INNOVEX, INC.
By	/s/ WILLIAM P. MURNANE William P. Murnane President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Innovex, Inc., a Minnesota corporation (the "Corporation"), does hereby make, constitute and appoint William P. Murnane and Thomas Paulson, or either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission ("SEC") in connection with the registration under the Securities Act of 1933, as amended, of securities of the Corporation, and to file the same, with all exhibits thereto and other supporting documents, with the SEC. The undersigned also grants to said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This power of attorney shall remain in effect until revoked in writing by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. MURNANE William P. Murnane	President and Chief Executive Officer and Director (principal executive officer)	January 11, 2005
/s/ THOMAS PAULSON Thomas Paulson	Chief Financial Officer (principal financial officer)	January 11, 2005
/s/ THOMAS W. HALEY Thomas W. Haley	Chairman and Director	January 11, 2005
/s/ PHILLIP D. ANKENY Phillip D. Ankeny	Director	January 11, 2005
/s/ RAJ K. NOOYI Raj K. Nooyi	Director	January 11, 2005
/s/ ROBERT C. BUHRMASTER Robert C. Buhrmaster	Director	January 11, 2005

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ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INNOVEX
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
PRICE RANGE OF COMMON STOCK
DESCRIPTION OF COMMON STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. Other Expenses of Issuance and Distribution
  ITEM 15. Indemnification of Directors and Officers
  ITEM 16. Exhibits
  ITEM 17. Undertakings
SIGNATURES
POWER OF ATTORNEY